                                                                                                                                                                            Gaffney, Cliney & Associates
EXHIBIT 23.3
CONSENT OF INDEPENDENT RESERVOIR ENGINEERS
We hereby consent to the incorporation by reference in the Amendment No. 1 to Registration Statement on Form S-3 of the reference to Gaffney, Cline & Associates Ltd. in the Annual Report on Form 10-K for the year ended December 31, 2005 of Endeavour International Corporation and its subsidiaries, filed with the Securities and Exchange Commission.
Bentley, Hampshire, England
April 28th, 2006

Gaffney, Cline & Associates Ltd.

William B. Cline PE
Director